Exhibit 4(c)





                  SYSTEM ENERGY RESOURCES, INC.

                     OFFICER'S CERTIFICATE


     ________________, the _______________ of System Energy
Resources, Inc. (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated _________, 1995, does hereby certify to ______________ (the "Trustee"), as Trustee under the Indenture of the Company dated as of __________, 1995 (the "Indenture") that:

     1. The securities of the first series to be issued under the Indenture shall be designated "___% Debentures due ____" (the "Debentures of the First Series"). All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

     2. The Debentures of the First Series shall be limited in aggregate principal amount to $__________ at any time
          Outstanding;

     3. The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on ___________________;

     4. The Debentures shall bear interest from the date of original issuance (which is anticipated to be _____________), at the rate of ___% per annum payable in equal ________ installments, in arrears, on _____ and _____ of each year (each an "Interest Payment Date") commencing __________, 199_. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Debentures will accrue from the date of original issuance to the first Interest Payment Date, and thereafter will accrue, from the last Interest Payment Date to which interest has been paid. No interest will accrue on the Debentures with respect to the day on which the Debentures mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date;

     5. Each installment of interest on a Debenture shall be payable to the Person in whose name such Debenture is registered at the close of business __ calendar days next preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures. Any installment of interest on the Debentures not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures on such Regular Record Date, and may be paid to the Persons in whose name the Debentures are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

     6. The principal and each installment of interest on the Debentures shall be payable at the office or agency of the Company in The City of New York. The Trustee will initially be the Paying Agent and the Registrar for the Debentures;

     7. The Debentures will be redeemable on or prior to _______________ at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at ___% of the principal amount redeemed plus accrued and unpaid interest, if any, to the Redemption Date; and thereafter at ___% of the principal amount redeemed plus accrued and unpaid interest, if any, to the Redemption Date; [provided, however, that none of the Debentures shall be redeemed prior to ________, if such redemption is for the purpose, or in anticipation, of refunding such Debentures through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (calculated in accordance with acceptable financial practice) of less than _____% per annum;]

     8. The Debentures shall be issuable in denominations of $__ and any integral multiple thereof;

     9. So long as any Debentures are Outstanding, the failure of the Company to pay interest on any Debentures within 60 days after the same becomes due and payable shall constitute an Event of Default;

     10. The Debentures shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form;

     11. The undersigned has read all of the covenants or conditions of the Indenture relating to the issuance of the Debentures and the definitions in the Indenture relating thereto;

     12. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     13. In the opinion of the undersigned, he has made such examination or investigation as is necessary to express an informed opinion whether or not such covenants or conditions have been complied with; and

     14. In the opinion of the undersigned, such covenants or conditions have been complied with.


     IN WITNESS WHEREOF, I have executed this Officer's
Certificate this ___ day of _____, 1995.




                                   _______________________
                                   Name:
                                   Title: